EXHIBIT 5.01



                                 January 4, 2001



Cellegy Pharmaceuticals, Inc.
349 Oyster Point Boulevard, Suite 200
South San Francisco, CA 94080

Gentlemen/Ladies:

         At your request, we have examined the Registration Statement on Form S-3 (the "Registration Statement") filed by Cellegy Pharmaceuticals, Inc., a
California corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") on or about November 7, 2000 in connection with the registration under the Securities Act of 1933, as amended, of the resale of up to an aggregate of 2,143,870 shares of the Company's Common Stock (the "Stock"), including 1,669,224 shares that are presently issued and outstanding (the "Outstanding Shares") and 474,646 shares (the "Warrant Shares") that are issuable upon the exercise of certain warrants (the "Warrants") held by certain of the Selling Shareholders (the "Selling Shareholders") named in the Registration Statement.

         In rendering this opinion, we have examined the following documents:

          (1) a copy of the Company's Amended and Restated Articles of Incorporation filed with the California Secretary of State on August 16, 1995, the Certificate of Determination of Series A Preferred Stock filed with the California Secretary of State on April 15, 1996, and the Certificate of Amendment to the Certificate of Determination of Series A Preferred Stock filed with the California Secretary of State on April 17, 1996 (together, the "Restated Articles"), certified by the Company's Secretary on October 2, 2000;

          (2) a copy of the Company's Bylaws, certified by the Company's Secretary on October 2, 2000;

          (3) the Registration Statement (including the Prospectus included therein), together with the Exhibits filed as a part thereof;

          (4) Common Stock Purchase Agreement dated October 2, 2000, between the Company and SMALLCAP World Fund, Framlington Health Fund, Munder Framlington Healthcare Fund, and Four Partners;


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January 4, 2001
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          (5)     Common Stock Purchase  Agreement  dated April 14, 2000 between the Company and Quay Pharmaceuticals Pty Ltd, Richcone Pty Ltd, and Cellegy Australia Pty Ltd (The purchase agreements referred to in clauses (4) through (5) are collectively referred to in this letter as the "Purchase Agreements.");

          (6) two Common Stock Purchase Warrants dated March 21, 2000 between the Company and Gruntal & Co., L.L.C.;

          (7) Common Stock Purchase Warrant dated June 13, 2000 between the Company and Richcone Pty Ltd;

          (8) Common Stock Purchase Warrant dated February 25, 2000 between the Company and Marc Parham, Ph.D. (The warrant agreements referred to in clauses (6) through (8) above are collectively referred to in this letter as the "Warrant Agreements.");

         (10) copies of the minutes of meetings and actions by written consent of the Company's Board of Directors that are contained in the Company's minute books that have been furnished to us by the Company in connection with the rendering of this opinion (the "Minute Book Contents"); and

         (11) the stock records that the Company has provided to us (consisting of a certificate from the Company's transfer agent verifying the number of the Company's issued and outstanding shares of capital stock as of the date hereof and a list of option and warrant holders respecting the Company's capital and of any rights to purchase capital stock that was prepared by the Company and dated November 2, 2000 verifying the number of such issued and outstanding securities).

         (12) a Management Certificate addressed to us and dated of even date herewith executed by the Company (the "Management
                  Certificate") containing certain factual and other representations.

         In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal competence or capacity of all persons or entities executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us and the due authorization, execution and delivery of all documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof. We have also assumed that the certificates representing the Stock have been, or will be when issued, properly signed by authorized officers of the Company or their agents.

         As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from the documents
referred   to  above,   and  the   representations   and



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January 4, 2001
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warranties  made by  representatives  of the  Company to us,  including  without limitation, those set forth in the Management Certificate. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters; however, we are not aware of any facts that would cause us to believe that the opinion expressed herein is not accurate.

         We are admitted to practice law in the State of California, and we render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the existing federal laws of the United States of America and the existing laws of the State of California.

         In connection with our opinion expressed below, we have assumed that, at or before the time of any resale of shares of Stock, the Registration Statement will have been declared effective under the Securities Act of 1933, as amended, that the registration will apply to such resale of shares of Stock and will not have been modified or rescinded and that there will not have occurred any change in law affecting the validity or enforceability of such shares of Stock.

         The Company has informed us that the Selling Shareholders may resell the stock on a delayed or continuous basis. This opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof. We are basing this opinion on our understanding that, prior to any Selling Shareholder's resale of Stock, the Company will advise us in writing of the terms thereof and other information material thereto and will afford us an opportunity to review the operative documents pursuant to which such Stock is to be resold (including the Registration Statement, the Prospectus and applicable Prospectus Summary, as then in effect) and will file such supplement or amendment to this opinion, if any as we may reasonably consider necessary or appropriate with respect to such resale. However, we undertake no responsibility to monitor the Company's or Selling Shareholders' future compliance with applicable laws, rules or regulations of the Commission or other governmental body. We also assume the Company will timely file any and all supplements to the Registration Statement and Prospectus as are necessary to comply with applicable laws in effect from time to time.

         In rendering any opinion that the shares of Stock are, or will when issued be, "fully paid," we have assumed that such shares were or will be issued in accordance with the terms of the Purchase Agreements or the Warrant
Agreements, and that the Company has received full consideration for the issuance of such shares provided for in the Purchase Agreements or Warrant Agreements (as the case may be), and we have relied solely, without independent investigation, upon the representation of the Company to that effect in the Management Certificate referred to above.

         Based upon the foregoing, it is our opinion that the Outstanding Shares to be sold by the Selling Shareholders pursuant to the Registration Statement are validly issued, fully paid and nonassessable, and that the Warrant Shares, when and if issued upon exercise of the Warrants and fully paid for as provided in the Warrants and Warrant Agreements, will be (assuming no change in such documents or applicable law), validly issued, fully paid and nonassessable.


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January 4, 2001
Page 4

         We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto. This opinion speaks only as of its date and we assume no obligation to update this opinion should circumstances change after the date hereof. This opinion is intended solely for use in connection with issuance and sale of shares subject to the Registration Statement and is not to be relied upon for any other purpose.

                                Very truly yours,

                                FENWICK & WEST LLP


                                By:  C. Kevin Kelso, a Partner